Exhibit 99.1
Enphase Energy Reports Financial Results for the Fourth Quarter of 2018
FREMONT, Calif., Feb. 26, 2019 — Enphase Energy, Inc. (NASDAQ:ENPH), a global energy technology company and the world’s leading supplier of solar microinverters, announced today financial results for the fourth quarter and year-ended 2018, which included the summary below from its President and CEO, Badri Kothandaraman.
Highlights for the quarter included:

•	Revenue of $92.3 million; IQ 7 shipments at 84% of all microinverters

•	GAAP gross margin of 30.5%; non-GAAP gross margin of 30.7%

•	GAAP operating expenses of $23.2 million; non-GAAP operating expenses of $19.7 million

•	GAAP operating income of $5.0 million; non-GAAP operating income of $8.6 million

•	GAAP net income of $0.7 million; non-GAAP net income of $5.1 million

•	GAAP diluted EPS of $0.01; non-GAAP diluted EPS of $0.04

•	Ending cash balance of $106.2 million, net of a $10 million final payment to SunPower
Our revenue and earnings for the fourth quarter are given below, compared with those of the prior quarter and the year ago quarter:
(In thousands, except per share data and percentages)

	GAAP			Non-GAAP
	Q4 2018	Q3 2018	Q4 2017	Q4 2018	Q3 2018	Q4 2017
Revenue	$92,289	$78,002	$79,674	$92,289	$78,002	$79,674
Gross margin	30.5%	32.4%	23.8%	30.7%	32.8%	24.2%
Operating income (loss)	$5,003	$(374)	$(2,133)	$8,565	$6,975	$1,307
Net income (loss)	$709	$(3,470)	$(2,940)	$5,092	$4,626	$683
Basic EPS	$0.01	$(0.03)	$(0.03)	$0.05	$0.05	$0.01
Diluted EPS	$0.01	$(0.03)	$(0.03)	$0.04	$0.04	$0.01

Our revenue and earnings for the fiscal year 2018 are given below, compared with those of the prior year:
(In thousands, except per share data and percentages)

	GAAP		Non-GAAP
	FY 2018	FY 2017	FY 2018	FY 2017
Revenue	$316,159	$286,166	$316,159	$286,166
Gross margin	29.9%	19.6%	30.2%	20.0%
Operating income (loss)	$1,596	$(39,378)	$20,535	$(15,733)
Net income (loss)	$(11,627)	$(45,192)	$10,013	$(20,530)
Basic EPS	$(0.12)	$(0.54)	$0.10	$(0.25)
Diluted EPS	$(0.12)	$(0.54)	$0.10	$(0.25)
Our fourth quarter revenue was $92.3 million, an increase of 18% sequentially and an increase of 16% year-over year. We shipped 257 megawatts DC, or approximately 820,000 microinverters. Our non-GAAP gross margin was 30.7%, a decrease of 210 basis points from 32.8% in the third quarter. The non-GAAP gross margin was negatively impacted by 4.3%, due to expedite fees related to component shortages. The expedite fees were in the form of air shipments that we chose to make in order to service our customers. Non-GAAP operating expenses were $19.7 million, compared to $18.6 million in the prior quarter.

We exited the fourth quarter with $106.2 million in cash, net of a $10 million final payment to SunPower. Inventory was $16.3 million in the fourth quarter, compared to $17.9 million in the third quarter and $26.0 million in the fourth quarter of 2017.
We experienced component shortages on high voltage transistors which constrained our revenue in Q4’18. The additional capacity based on an investment we made with one of our suppliers is now online. This has allowed us to increase our microinverter supply for Q1’19, but with the strong growth that we are experiencing, our lead times are still around 13 to 15 weeks. We have signed two new long-term contracts for additional high voltage transistors. We expect this additional supply to turn on in the second half of this year and help to bring down microinverter lead times to around 6 to 8 weeks.
In June 2017, we held an Analyst Day and set a target financial model of 30% Gross Margin, 20% Operating Expenses and 10% Operating Income to be achieved in the following 18 months. We made significant progress in making that model a reality as we exited 2018. This was possible due to the hard work of our employees and strong support from our partners and customers. Product innovation and customer experience remain the cornerstones of our growth strategy as we march towards our next milestone of creating grid-agnostic energy management systems.

BUSINESS HIGHLIGHTS
+ On October 24, 2018, Enphase Energy announced that the Enphase Energized™ AC Modules (ACMs) have been installed by more than 330 contractors in the U.S. since their release in October 2017. Enphase Energized AC Modules are built by strategic partners who integrate Enphase microinverters with PV modules on the manufacturing line. These integrated systems allow installers to be more competitive through improved capital management, reduced labor costs and accelerated design and installation times.
+ On November 13, 2018, Enphase Energy announced over 1,000 homeowners have joined the Enphase Upgrade Program, a program that provides several options for upgrading to the latest, more efficient and reliable seventh-generation microinverter technology from Enphase Energy. The program represents our commitment to quality and service.
+ On January 28, 2019, Enphase Energy repaid in full its high interest bearing senior secured term loan with Tennenbaum Capital Partners, LLC, an indirect wholly-owned subsidiary of BlackRock, Inc. The repayment included a principal amount of approximately $39.5 million plus accrued interest and fees and eliminated any future interest expenses and fees on this term loan. The repayment terminated all related liens on Enphase Energy’s assets, providing greater operating flexibility.
+ On February 7, 2019, Enphase Energy announced that the Company was awarded the Top PV Brand 2019 Seal of Approval in Europe for the third consecutive year. Each year, EuPD Research conducts worldwide surveys and prepares an independent evaluation of installers' perceptions of different solar brands. Installers ranked Enphase Energy top notch in categories such as market penetration, brand awareness and customer recommendation.
+ On February 11, 2019, Enphase Energy announced the availability of its new Cellmodem-M1, which enables Enphase customers to stay always connected to their systems remotely without the need for a dedicated local network. This new device has an LTE Cat-M1 connectivity that is the next generation internet of things (IoT) for low bandwidth connectivity, enabling lower service costs.
+ On February 19, 2019 Enphase Energy announced its microinverters are compliant with California Rule 21 requirements. California’s Investor-Owned Utilities (IOUs) updated Electric Rule 21 in September 2017, which requires advanced grid functionality (AGF) for smart inverters. A new Rule 21-compliant grid profile for Enphase Energy microinverters became available on February 22, 2019.

FIRST QUARTER 2019 FINANCIAL OUTLOOK
For the first quarter of 2019, Enphase Energy estimates both GAAP and non-GAAP financial results as follows:

•	Revenue to be within a range of $90.0 million to $95.0 million

•	GAAP and non-GAAP gross margin to be within a range of 31% to 34%

•
GAAP operating expenses to be within a range of $25.0 million to $26.0 million, including a total of approximately $4.5 million estimated for stock-based compensation expenses, additional restructuring expenses and acquisition related expenses and amortization

•
Non-GAAP operating expenses to be within a range of $20.5 million to $21.5 million, excluding a total of approximately $4.5 million estimated for stock-based compensation expenses, additional restructuring expenses and acquisition related expenses and amortization

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Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. Non-GAAP financial measures presented by the Company include non-GAAP gross profit, gross margin, operating expenses, income (loss) from operations, net income (loss) and net income (loss) per share.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
As presented in the “Reconciliation of Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items for purposes of calculating non-GAAP financial measures to facilitate an evaluation of the Company’s current operating performance and a comparison to its past operating performance:
Stock-based compensation expense. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by the Company’s stock price at the time of an award over which management has limited to no control.
Restructuring charges. The Company excludes restructuring charges due to the nature of the expenses being unplanned and arising outside the ordinary course of continuing operations. These costs primarily consist of fees paid for restructuring-related management consulting services, cash-based severance costs related to workforce reduction actions, asset write-downs of property and equipment and lease loss reserves, and other contract termination costs resulting from restructuring initiatives.

Reserve for non-recurring legal matter. This item represents a charge taken for the potential settlement cost related to a dispute with a vendor. This item is excluded as it relates to a specific matter and is not reflective of the Company’s ongoing financial performance.
Acquisition-related expenses. This item represents expenses incurred related to the Company’s acquisition of SunPower’s microinverter business, which are non-recurring in nature and not reflective of the Company's ongoing financial performance.
Non-cash interest expense. The Company excludes non-cash interest expense, which consists primarily of amortization of debt issuance costs, because the expense does not represent a cash outflow for the Company except in the period the financing was secured and such amortization expense is not reflective of the Company’s ongoing financial performance.

Conference Call Information

Enphase Energy will host a conference call for analysts and investors to discuss its fourth quarter 2018 results and first quarter 2019 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The call is open to the public by dialing (877) 644-1284; participant passcode 4352137. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the Company's website at investor.enphase.com. Following the webcast, an archived version will be available on the website for one year. In addition, an audio replay of the conference call will be available by calling (855) 859-2056; participant pass code 4352137, beginning approximately one hour after the call.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Enphase Energy’s expected future financial performance, product performance, product shipments, timing of product introductions, product demand, component supply availability, manufacturing lead times, and operational flexibility. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those risks described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC and available on the SEC’s website at www.sec.gov. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.
A copy of this press release can be found on the investor relations page of Enphase Energy’s website at investor.enphase.com.

About Enphase Energy, Inc.

Enphase Energy, a global energy technology company, delivers smart, easy-to-use solutions that connect solar generation, storage and management on one intelligent platform. The Company revolutionized solar with its microinverter technology and produces the world’s only truly integrated solar plus storage solution. Enphase has shipped more than 19 million microinverters, and over 855,000 Enphase systems have been deployed in more than 125 countries. For more information, visit www.enphase.com.
Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc. Other names are for informational purposes and may be trademarks of their respective owners.

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Contact:
Christina Carrabino
Enphase Energy, Inc.
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7354

ENPHASE ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net revenues	$92,289	$79,674	$316,159	$286,166
Cost of revenues	64,124	60,685	221,714	230,123
Gross profit	28,165	18,989	94,445	56,043
Operating expenses:
Research and development	7,340	8,208	32,587	33,157
Sales and marketing	6,617	4,940	27,047	23,126
General and administrative	7,664	5,983	29,086	22,221
Restructuring charges	1,541	1,991	4,129	16,917
Total operating expenses	23,162	21,122	92,849	95,421
Income (loss) from operations	5,003	(2,133)	1,596	(39,378)
Other expense, net
Interest expense, net	(2,605)	(1,957)	(9,635)	(7,936)
Other income (expense), net	(1,113)	202	(2,190)	1,973
Total other expense, net	(3,718)	(1,755)	(11,825)	(5,963)
Income (loss) before taxes	1,285	(3,888)	(10,229)	(45,341)
(Provision) benefit from income tax	(576)	948	(1,398)	149
Net income (loss)	$709	$(2,940)	$(11,627)	$(45,192)
Net income (loss) per share:
Basic	$0.01	$(0.03)	$(0.12)	$(0.54)
Diluted	$0.01	$(0.03)	$(0.12)	$(0.54)
Shares used in per share calculation:
Basic	106,638	85,689	99,619	82,939
Diluted	113,888	85,689	99,619	82,939

ENPHASE ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$106,237	$29,144
Accounts receivable	78,938	65,346
Inventory	16,267	25,999
Prepaid expenses and other	20,860	9,957
Total current assets	222,302	130,446
Property and equipment, net	20,998	26,483
Intangible assets, net	35,306	515
Goodwill	24,783	3,664
Other assets	36,548	8,039
Total assets	$339,937	$169,147
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,794	$28,747
Accrued liabilities	37,093	29,874
Deferred revenues, current	33,119	15,691
Debt, current	28,155	17,429
Total current liabilities	147,161	91,741
Long-term liabilities:
Deferred revenues, noncurrent	76,911	29,941
Warranty obligations, noncurrent	23,211	22,389
Other liabilities	3,250	1,880
Debt, noncurrent	81,628	32,322
Total liabilities	332,161	178,273
Total stockholders’ equity (deficit)	7,776	(9,126)
Total liabilities and stockholders’ equity (deficit)	$339,937	$169,147

ENPHASE ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(11,627)	$(45,192)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,667	9,004
Provision for doubtful accounts	711	476
Asset impairment	1,601	1,681
Amortization of debt issuance costs	2,701	1,673
Stock-based compensation	11,432	6,727
Deferred income tax expense (benefit)	123	(1,394)
Changes in operating assets and liabilities:
Accounts receivable	(13,515)	(4,803)
Inventory	9,732	5,961
Prepaid expenses and other assets	(3,130)	(1,227)
Intangible assets (1)	(10,000)	—
Accounts payable, accrued and other liabilities	23,082	(5,078)
Warranty obligations	1,478	(1,598)
Deferred revenues	(6,123)	5,328
Net cash provided by (used in) operating activities	16,132	(28,442)
Cash flows from investing activities:
Purchases of property and equipment	(4,151)	(4,121)
Acquisition (1)	(15,000)	—
Net cash used in investing activities	(19,151)	(4,121)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	19,766	26,425
Proceeds from debt	68,024	26,442
Principal payments on debt	(9,976)	—
Payments under revolving credit facility	—	(10,100)
Proceeds from issuance of common stock under employee stock plans	2,800	530
Net cash provided by financing activities	80,614	43,297
Effect of exchange rate changes on cash	(502)	646
Net increase in cash and cash equivalents	77,093	11,380
Cash and cash equivalents—Beginning of period	29,144	17,764
Cash and cash equivalents—End of period	$106,237	$29,144

(1)
We made payments totaling $25.0 million for the acquisition of SunPower’s microinverter business, of which $10.0 million was allocated to cash flows from operating activities rather than investing activities. The allocation was for the intangible asset related to the acquired customer relationship, and it was based on the valuation of the customer relationship relative to the total consideration. The remaining $15.0 million was reported as cash flows from investing activities.

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Gross profit (GAAP)	$28,165	$25,264	$18,989	$94,445	$56,043
Stock-based compensation	126	330	275	1,071	1,072
Gross profit (Non-GAAP)	$28,291	$25,594	$19,264	$95,516	$57,115

Gross margin (GAAP)	30.5%	32.4%	23.8%	29.9%	19.6%
Stock-based compensation	0.2%	0.4%	0.4%	0.3%	0.4%
Gross margin (Non-GAAP)	30.7%	32.8%	24.2%	30.2%	20.0%

Operating expenses (GAAP)	$23,162	$25,638	$21,122	$92,849	$95,421
Stock-based compensation (1)	(1,395)	(3,721)	(1,174)	(10,361)	(5,655)
Restructuring and asset impairment charges	(1,540)	(2,588)	(1,991)	(4,128)	(16,918)
Reserve for non-recurring legal matter	—	—	—	(1,765)	—
Acquisition related expenses and amortization	(501)	(710)	—	(1,614)	—
Operating expenses (Non-GAAP)	$19,726	$18,619	$17,957	$74,981	$72,848

(1) Includes stock-based compensation as follows:
Research and development	$295	$878	$579	$2,940	$2,573
Sales and marketing	565	1,151	268	3,074	1,157
General and administrative	535	1,692	327	4,347	1,925
Total	$1,395	$3,721	$1,174	$10,361	$5,655

Income (loss) from operations (GAAP)	$5,003	$(374)	$(2,133)	$1,596	$(39,378)
Stock-based compensation	1,521	4,051	1,449	11,432	6,727
Restructuring and asset impairment charges	1,540	2,588	1,991	4,128	16,918
Reserve for non-recurring legal matter	—	—	—	1,765	—
Acquisition related expenses and amortization	501	710	—	1,614	—
Income (loss) from operations (Non-GAAP)	$8,565	$6,975	$1,307	$20,535	$(15,733)

Net income (loss) (GAAP)	$709	$(3,470)	$(2,940)	$(11,627)	$(45,192)
Stock-based compensation	1,521	4,051	1,449	11,432	6,727
Restructuring and asset impairment charges	1,540	2,588	1,991	4,128	16,918
Reserve for non-recurring legal matter	—	—	—	1,765	—
Acquisition related expenses and amortization	501	710	—	1,614	—
Non-cash interest expense	821	747	183	2,701	1,017
Net income (loss) (Non-GAAP)	$5,092	$4,626	$683	$10,013	$(20,530)

Net income (loss) per share, basic (GAAP)	$0.01	$(0.03)	$(0.03)	$(0.12)	$(0.54)
Stock-based compensation	0.01	0.04	0.02	0.11	0.08
Restructuring and asset impairment charges	0.01	0.02	0.02	0.04	0.20
Reserve for non-recurring legal matter	—	—	—	0.02	—
Acquisition related expenses and amortization	0.01	0.01	—	0.02	—
Non-cash interest expense	0.01	0.01	—	0.03	0.01
Net income (loss) per share, basic (Non-GAAP)	$0.05	$0.05	$0.01	$0.10	$(0.25)

Shares used in basic per share calculation GAAP and Non-GAAP	106,638	102,798	85,689	99,619	82,939

Net income (loss) per share, diluted (GAAP)	$0.01	$(0.03)	$(0.03)	$(0.12)	$(0.54)
Stock-based compensation	0.01	0.03	0.02	0.11	0.08
Restructuring and asset impairment charges	0.01	0.02	0.02	0.04	0.20
Reserve for non-recurring legal matter	—	—	—	0.02	—
Acquisition related expenses and amortization	—	0.01	—	0.02	—
Non-cash interest expense	0.01	0.01	—	0.02	0.01
Convertible note interest (2)	—	—	—	0.01	—
Net income (loss) per share, diluted (Non-GAAP) (2)	$0.04	$0.04	$0.01	$0.10	$(0.25)

Shares used in diluted per share calculation GAAP	113,888	102,798	85,689	99,619	82,939
Shares used in diluted per share calculation Non-GAAP	125,589	110,900	95,620	111,696	82,939

(2)
Calculation of non-GAAP diluted net income per share for the three months and year ended December 31, 2018 excludes convertible note interest expense, net of tax of $0.5 million and $0.7 million, respectively, from non-GAAP net income.

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